Exhibit 5

                                    Opinion of Shearman & Sterling



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                        [Shearman & Sterling Letterhead]





                                  March 2, 1998



Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower--12th Floor
McLean, Virginia 22102

Ladies and Gentlemen:

                  We have acted as counsel to Global TeleSystems Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 1,794,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the (i) Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan and (ii) Stock Option Agreements with Certain Individuals (each, a "Plan").

                  In this capacity, we have examined the Registration Statement and the Plans and originals or copies identified to our satisfaction of such corporate records of the Company, certificates and statements of public officials, officers of the Company and others, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                  The opinion expressed below is limited to the law of the State of New York, General Corporation Law of Delaware and the Federal law of the United States, and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the


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Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                  Very truly yours,



                                                  /s/ Shearman & Sterling







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